Exhibit 99.7


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                           AURORA LOAN SERVICES INC.,

                                   as Servicer


                    STRUCTURED ASSET SECURITIES CORPORATION,

                                    as Seller


           LEHMAN CAPITAL, A DIVISION OF LEHMAN BROTHERS HOLDERS INC.,


                            as Servicing Rights Owner


                                       and


                           AURORA LOAN SERVICES INC.,


                               as Master Servicer


                        PARTICIPATION SERVICING AGREEMENT

                           Dated as of October 1, 2000


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                                Table of Contents
                                                                            Page

                                   ARTICLE I.
                                  DEFINITIONS


                                   ARTICLE II.
      SELLER'S ENGAGEMENT OF SERVICER TO PERFORM SERVICING RESPONSIBILITIES

Section 2.01      Contract for Servicing; Possession of Servicing Files.......24
Section 2.02      Books and Records...........................................25

                                  ARTICLE III.
                  SERVICING OF THE PARTICIPATION MORTGAGE LOANS

Section 3.01      Servicer to Service.........................................27
Section 3.02      Collection of Participation Mortgage Loan Payments..........32
Section 3.03      Establishment of and Deposits to Custodial Account..........32
Section 3.04      Permitted Withdrawals From Custodial Account................34
Section 3.05      Establishment of and Deposits to Escrow Account.............37
Section 3.06      Permitted Withdrawals From Escrow Account...................38
Section 3.07      Maintenance of FHA Mortgage Insurance and VA Guaranty.......40
Section 3.08      Fidelity Bond and Errors and Omissions Insurance............41
Section 3.09      Notification of Adjustments.................................41
Section 3.10      Completion and Recordation of Assignments of Mortgage and
                  FHA and VA Change Notices...................................42
Section 3.11      Protection of Accounts......................................43
Section 3.12      Title, Management and Disposition of REO Property...........44
Section 3.13      Real Estate Owned Reports...................................48
Section 3.14      MERS........................................................49
Section 3.15      [Reserved.].................................................50

                                   ARTICLE IV.
                           PAYMENTS TO MASTER SERVICER

Section 4.01      Remittances.................................................50
Section 4.02      Statements to Master Servicer...............................52
Section 4.03      Monthly Advances by Servicer................................54

                                   ARTICLE V.
                          GENERAL SERVICING PROCEDURES

Section 5.01      Servicing Compensation......................................55
Section 5.02      Annual Audit Report.........................................56
Section 5.03      Annual Officer's Certificate................................56


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                                   ARTICLE VI.
                   REPRESENTATIONS, WARRANTIES AND AGREEMENTS

Section 6.01      Representations, Warranties and Agreements of the
                  Servicer....................................................57
Section 6.02      Remedies for Breach of Representations and Warranties of the
                  Servicer....................................................61
Section 6.03      Additional Indemnification by the Servicer; Third Party
                  Claims......................................................63

                                  ARTICLE VII.
                                  THE SERVICER

Section 7.01      Merger or Consolidation of the Servicer.....................64
Section 7.02      Limitation on Liability of the Servicer and Others..........65
Section 7.03      Limitation on Resignation and Assignment by the Servicer....66

                                  ARTICLE VIII.
                                   TERMINATION

Section 8.01      Termination for Cause.......................................68
Section 8.02      Termination Without Cause...................................72

                                   ARTICLE IX.
                            MISCELLANEOUS PROVISIONS

Section 9.01      Successor to the Servicer...................................73
Section 9.02      Costs.......................................................77
Section 9.03      Notices.....................................................77
Section 9.04      Severability Clause.........................................80
Section 9.05      No Personal Solicitation....................................81
Section 9.06      Counterparts................................................82
Section 9.07      Place of Delivery and Governing Law.........................82
Section 9.08      Further Agreements..........................................83
Section 9.09      Intention of the Parties....................................83
Section 9.10      Successors and Assigns; Assignment of Servicing Agreement...83
Section 9.11      [Reserved.].................................................84
Section 9.12      [Reserved]..................................................84
Section 9.13      [Reserved.].................................................84
Section 9.14      Waivers.....................................................84
Section 9.15      Exhibits....................................................84
Section 9.16      General Interpretive Principles.............................84
Section 9.17      Reproduction of Documents...................................85


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                              EXHIBITS & SCHEDULES

EXHIBIT A          Participation Mortgage Loans Schedule
EXHIBIT B          Custodial Account Letter Agreement
EXHIBIT C          Escrow Account Letter Agreement

SCHEDULE 1         Servicer Recordation Fees


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                        PARTICIPATION SERVICING AGREEMENT


         THIS PARTICIPATION SERVICING AGREEMENT (this "Agreement"), entered into as of the [[____]] day of October, 2000, by and among AURORA LOAN SERVICES INC., a Delaware corporation (the "Servicer"), STRUCTURED ASSET SECURITIES CORPORATION, a Delaware corporation (the "Seller" or "SASCO"), LEHMAN CAPITAL, A DIVISION OF LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation (the "Servicing Rights Owner") and AURORA LOAN SECURITIES INC., a Delaware corporation as Master Servicer under the related Participation Agreements (as defined herein) recites and provides as follows:

                                    RECITALS

         WHEREAS, from time to time the Servicing Rights Owner will convey Participation Mortgage Loans on a servicing-retained basis to the Seller and the Seller may, at its option, enter into certain Participation Agreements pursuant to which the Seller will convey certain undivided participation interests in the Participation Mortgage Loans to the Participants identified in such Participation Agreements.

         WHEREAS, each of the Servicing Rights Owner, the Seller and the Servicer desires that the Servicer perform certain servicing functions on behalf of the Seller and the applicable Participants with respect to the Participation Mortgage Loans pursuant to this Agreement and the Servicer has agreed to do so, subject to the right of the Seller and of the Master Servicer to terminate the rights and obligations of the Servicer hereunder at any time and to the other conditions set forth herein.

         WHEREAS, the Master Servicer shall be obligated under the related Participation Agreements, among other things, to supervise the servicing of the Participation Mortgage Loans on behalf of the Participants, and shall have the right, under certain circumstances, to terminate the rights and obligations of the Servicer under this Servicing Agreement.

         WHEREAS, concurrently with the execution of this Agreement, the Seller will enter into the Custodial Agreement, pursuant to which the Custodian will hold the Participation Mortgage Loan documents related to each Participation Mortgage Loan on behalf of the Seller and the applicable Participants.

         NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Seller, the Servicer, the Master Servicer and the Servicing Rights Owner hereby agree as follows:


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                                   ARTICLE I.
                                   DEFINITIONS

         The following terms are defined as follows (except as otherwise agreed in writing by the parties):

         Accepted Servicing Practices: With respect to any Participation Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions that service mortgage loans of the same type as such Participation Mortgage Loans in the jurisdiction where the related Mortgaged Property is located.

         Act: The National Housing Act, as amended from time to time.


         Adjustable Rate Mortgage Loan: A Participation Mortgage Loan serviced pursuant to this Agreement under which the Mortgage Interest Rate is adjusted from time to time in accordance with the terms and provisions of the Mortgage Note.

         Agreement: This Participation Servicing Agreement and all amendments hereof and supplements hereto.

         Ancillary Income: All income derived from the Participation Mortgage Loans, other than Servicing Fees, including but not limited to late charges, fees received with respect to checks or bank drafts returned by the related bank for non-sufficient funds, Prepayment Penalty Amounts, assumption fees, optional insurance administrative fees and all other incidental fees and charges.

         Appraised Value: The value set forth in an appraisal made in connection with the origination or the refinance of the related Participation Mortgage Loan as the value of the Mortgaged Property.

         Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the transfer of the Mortgage to the party indicated therein, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Participation Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction, if permitted by law.

         Best Efforts: Efforts determined to be reasonably diligent by the Seller or Servicer, as the case may be, in its sole discretion. Such efforts do not require the Seller or Servicer, as the case may be, to enter into any litigation, arbitration or other legal or quasi-legal proceeding, nor do they require the Seller or Servicer, as the case may be, to advance or expend fees or sums of money in addition to those specifically set forth in this Agreement.

         Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in the States of New York, Florida and Minnesota are authorized or obligated by law or executive order to be closed.


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         Code: The Internal Revenue Code of 1986, as it may be amended from time to time or any successor statute thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto.

         Condemnation Proceeds: All awards of settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Participation Mortgage Loan documents.

         Conventional Loan: A conventional residential first or second lien fixed or adjustable rate Participation Mortgage Loan that is neither FHA insured nor VA guaranteed.

         Costs: For any Person, any claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses of such Person.

         Custodial Account: The separate account or accounts created and maintained pursuant to Section 3.03.

         Custodial Agreement: The participation custodial agreement relating to custody of all of the

         Participation Mortgage Loans, among the Custodian and the Seller, dated as of October [[ ]], 2000.

         Custodian: The Chase Manhattan Bank, as Custodian pursuant to the Custodial Agreement, and any successor thereto.

         Cut-off Date: With respect to each Participation Mortgage Loan shall have the meaning specified in the related Participation Agreement.

         Determination Date: [[With respect to each Distribution Date, the 18th day of the month in which such Distribution Date occurs, or, if such 18th day is not a Business Day, the next succeeding Business Day.]]

         Due Date: The day of the month on which the Monthly Payment is due on a Participation Mortgage Loan, exclusive of any days of grace. With respect to the Participation Mortgage Loans for which payment from the Mortgagor is due on a day other than the first day of the month, such Participation Mortgage Loans will be treated as if the Monthly Payment is due on the first day of the immediately succeeding month.

         Due Period: With respect to each Remittance Date, the period commencing on the second day of the month immediately preceding the month of the Remittance Date and ending on the first day of the month of the Remittance Date.

         Eligible Investments: Any one or more of the obligations and securities listed below which investment provides for a date of maturity not later than the Determination Date in each month:

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         (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America ("Direct Obligations");

         (ii) federal funds, or demand and time deposits in, certificates of deposits of, or bankers' acceptances issued by, any depository institution or trust company (including U.S. subsidiaries of foreign depositories) incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities, so long as at the time of investment or the contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt or deposit obligations of such holding company or deposit institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category or one of its two highest long-term rating categories;

         (iii) repurchase agreements collateralized by Direct Obligations or securities guaranteed by GNMA, FNMA or FHLMC with any registered broker/dealer subject to Securities Investors' Protection Corporation jurisdiction or any commercial bank insured by the FDIC, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed obligation rated by each Rating Agency in its highest short-term rating category;

         (iv) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 180 days after the date of issuance thereof) rated by each Rating Agency in its highest short-term rating category;

         (v) certificates or receipts representing direct ownership interests in future interest or principal payments on obligations of the United States of America or its agencies or instrumentalities (which obligations are backed by the full faith and credit of the United States of America) held by a custodian in safekeeping on behalf of the holders of such receipts; and

provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.

         Errors and Omissions Insurance: Errors and Omissions Insurance to be maintained by the Servicer in accordance with the FNMA Guides.

         Escrow Account: The separate account or accounts created and maintained pursuant to Section 3.05.

         Escrow Payments: With respect to any Participation Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges,


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mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

         Event of Default: Any event set forth in Section 8.01.

         FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

         FHA: The Federal Housing Administration, an agency within the United States Department of Housing and Urban Development, or any successor thereto and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA Regulations.

         FHA Approved Mortgagee: A corporation or institution approved as a mortgagee by FHA under the Act and applicable HUD regulations, and eligible to own and service mortgage loans such as the FHA Loans.

         FHA Insurance Contract: The contractual obligation of FHA respecting the insurance of a Participation Mortgage Loan.

         FHA Loan: A residential Participation Mortgage Loan that, as of the Cut-off Date, is the subject of an FHA Insurance Contract as evidenced by a mortgage insurance contract.

         FHA Mortgage Insurance: Mortgage insurance authorized under the Act and provided by the FHA.

         FHA Regulations: Regulations promulgated by HUD under the National Housing Act, codified in 24 Code of Federal Regulations, and other HUD issuances relating to FHA Loans, including the related handbooks, circulars, notices and mortgagee letters.

         FHLMC: The Federal Home Loan Mortgage Corporation, or any successor thereto.

         Fidelity Bond: A fidelity bond to be maintained by the Servicer in accordance with the FNMA Guides.


         Fixed Rate Mortgage Loan: Any individual Participation Mortgage Loan serviced pursuant to this Agreement as to which the Mortgage Interest Rate set forth in the Mortgage Note is fixed for the term of such Participation Mortgage Loan.

         Fitch: Fitch, Inc. or any successor in interest.

         FNMA: The Federal National Mortgage Association, or any successor thereto.

         FNMA Guides: The FNMA Selling Guide and the FNMA Servicing Guide and all amendments or additions thereto.

         GNMA: The Government National Mortgage Association, or any successor thereto.


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         HUD: The Department of Housing and Urban Development, or any federal agency or official thereof which may from time to time succeed to the functions thereof with regard to FHA Mortgage Insurance. The term "HUD," for purposes of this Agreement, is also deemed to include subdivisions thereof such as the FHA and GNMA.

         Insurance Proceeds: With respect to each Participation Mortgage Loan, proceeds of insurance policies insuring the Participation Mortgage Loan or the related Mortgaged Property including FHA insurance proceeds and/or VA guaranty proceeds.

         Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Participation Mortgage Loan, whether through the sale or assignment of such Participation Mortgage Loan, trustee's sale, foreclosure sale or otherwise, or the sale of the related REO Property, if the Mortgaged Property is acquired in satisfaction of the Participation Mortgage Loan.

         Master Servicer: Aurora Loan Services Inc. or its successor in interest or assigns or any successor to the Master Servicer under the related Participation Agreement.

         MERS: Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor in interest thereto.

         MERS Eligible Mortgage Loan: Any Participation Mortgage Loan that has been designated by the Servicer as recordable in the name of MERS.

         MERS Mortgage Loan: Any Participation Mortgage Loan as to which the related Mortgage, or an Assignment of Mortgage, has been or will be recorded in the name of MERS, as agent for the holder from time to time of the Mortgage Note.

         Monthly Advance: With respect to each Remittance Date and each Participation Mortgage Loan, an amount equal to the Monthly Payment (with the interest portion of such Monthly Payment adjusted to the Participation Mortgage Loan Remittance Rate) that was due on the Participation Mortgage Loan, and that
(i) was delinquent at the close of business on the first day of the month in which such Remittance Date occurs and (ii) was not the subject of a previous Monthly Advance, but only to the extent that such amount is expected, in the reasonable judgment of the Servicer, to be recoverable from collections or other recoveries in respect of such Participation Mortgage Loan. To the extent that the Servicer determines that any such amount is not recoverable from collections or other recoveries in respect of such Participation Mortgage Loan, such determination shall be evidenced by a certificate of a Servicing Officer delivered to the Master Servicer setting forth such determination and the procedures and considerations of the Servicer forming the basis of such determination, which shall include a copy of any broker's price opinion and any other information or reports obtained by the Servicer which may support such determinations.

         Monthly Payment: The scheduled monthly payment of principal and interest on a Participation Mortgage Loan.

         Moody's: Moody's Investors Service, Inc. or any successor in interest.



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         Mortgage: The mortgage, deed of trust or other instrument securing a
Mortgage Note, which creates a first or second lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note.

         Mortgage Impairment Insurance Policy: A mortgage impairment or blanket hazard insurance policy as described in the FNMA Guides.

         Mortgage Interest Rate: The annual rate of interest borne on a Mortgage Note.

         Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

         Mortgaged Property: The real property securing repayment of the debt evidenced by a Mortgage Note.

         Mortgagor: The obligor on a Mortgage Note.

         Net Sale Proceeds: The proceeds from the sale of REO Property, net of all expenses incurred by the Servicer in connection with such sale, including, without limitation, legal fees and expenses, referral fees, brokerage commissions, conveyance taxes and any other related expense.

         Non-MERS Eligible Mortgage Loan: Any Participation Mortgage Loan other than a MERS Eligible Mortgage Loan.

         Non-MERS Mortgage Loan: Any Participation Mortgage Loan other than a MERS Mortgage Loan.


         Opinion of Counsel: A written opinion of counsel, who may be an employee of the Servicer, reasonably acceptable to the Seller, but which must be independent outside counsel with respect to any such opinion of counsel concerning (i) the non-recordation of Participation Mortgage Loans pursuant to
Section 2.02 hereof and (ii) federal income tax matters.

         Participant: With respect to each Participation Agreement, any participant identified on Annex I thereto, and the Seller, so long as the Seller retains a percentage interest in the Seller's Rights and has not sold or conveyed 100% participation interests in the related Participation Mortgage Loan therein.

         Participation Agreement: Each participation agreement entered into from time to time by the Seller, the Servicer, the Master Servicer, the Custodian and the Participants named therein with respect to a Participation Mortgage Loan. The Participation Agreements are identified on the Participation Mortgage Loan Schedule attached hereto, as it may be modified by the Seller from time to time, at such time as the Seller enters into additional Participation Agreements or as any Participation Agreements are terminated.

         Participation Mortgage Loan: An individual Participation Mortgage Loan that is the subject of this Agreement, each Participation Mortgage Loan subject to this Agreement being identified on the Participation Mortgage Loan Schedule, and any similar loans with respect to


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which servicing is transferred to the Servicer from time to time for inclusion under the terms of this Agreement, which Participation Mortgage Loan includes without limitation the Participation Mortgage Loan documents, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such Participation Mortgage Loan.

         Participation Mortgage Loan Remittance Rate: With respect to each Participation Mortgage Loan, the annual rate equal to the Mortgage Interest Rate minus the applicable Servicing Fee.

         Participation Mortgage Loan Schedule: A schedule of the Participation Mortgage Loans setting forth information with respect to such Participation Mortgage Loans (including information regarding the related Participation Agreement and any MERS identification number (if available) with respect to each MERS Mortgage Loan or MERS Eligible Mortgage Loan), attached hereto as Exhibit A, as amended from time to time in accordance with the terms of this Agreement.

         Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

         PMI Policy: A policy of primary mortgage guaranty insurance issued by a Qualified Insurer, as required by this Agreement with respect to certain Participation Mortgage Loans.

         Prepayment Interest Shortfall Amount: With respect to any Remittance Date and any Principal Prepayment (other than any such prepayment received on the first of the month) received during the related Prepayment Period, the difference between (i) one full month's interest at the applicable Participation Mortgage Loan Remittance Rate (giving effect to any applicable Relief Act Reduction) on the outstanding principal balance of such Participation Mortgage Loan immediately prior to such prepayment and (ii) the amount of interest actually received with respect to such Participation Mortgage Loan in connection with such Principal Prepayment.

         Prepayment Penalty Amount: With respect to any Remittance Date, all premiums or charges paid by the obligors under the Mortgage Notes due to Principal Prepayments collected by the Servicer during the immediately preceding Prepayment Period.

         Prepayment Period: With respect to any Remittance Date and any Principal Prepayment, the period from the second day of the month immediately preceding the month of such Remittance Date to the first day of the month of such Remittance Date.

         Prime Rate: The prime rate published from time to time, as published as the average rate in The Wall Street Journal Northeast Edition.

         Principal Prepayment: Any Mortgagor payment of principal (other than a Balloon Payment) or other recovery of principal on a Participation Mortgage Loan that is recognized as having been received or recovered in advance of its scheduled Due Date and applied to reduce


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the principal balance of the Participation Mortgage Loan in accordance with the terms of the Mortgage Note.

         Qualified Depository: Any of (i) a depository the accounts of which are insured by the FDIC and the debt obligations of which are rated AA (or its equivalent) or better by each Rating Agency; (ii) the corporate trust department of any bank the debt obligations of which are rated at least A-1 or its equivalent by each Rating Agency; or (iii) Lehman Brothers Bank, F.S.B., a federal savings bank.

         Qualified Insurer: A mortgage guaranty insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by FNMA, FHLMC and GNMA.

         Rating Agency: Each of S&P, Moody's and Fitch.

         Relief Act Reduction: With respect to any Participation Mortgage Loan as to which there has been a reduction in the amount of the interest collectible thereon as a result of the application of the Soldiers' and Sailors' Civil Relief act of 1940, as amended, any amount by which interest collectible on such Participation Mortgage Loan for the Due Date in the related Due Period is less than the interest accrued thereon for the applicable one-month period at the Mortgage Interest Rate without giving effect to such reduction.

         REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

         Remittance Date: The 18th day (or if such 18th day is not a Business Day, the first Business Day immediately following) of any month.

         REO Disposition: The final sale by the Servicer of any REO Property.

         REO Disposition Proceeds: All amounts received with respect to an REO Disposition pursuant to Section 3.12.

         REO Property: A Mortgaged Property acquired by the Servicer on behalf of the Seller and the applicable Participants through foreclosure or by deed in lieu of foreclosure, pursuant to Section 3.12.

         S&P: Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc., or any successor in interest.

         Seller: Structured Asset Securities Corporation, or any successor in interest and assigns.

         Servicer: Aurora Loan Services Inc. or its successor in interest or assigns or any successor Servicer under this Agreement as herein provided.

         Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses (including reasonable attorneys' fees and disbursements) incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the


                                       9
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preservation, restoration and protection of the Mortgaged Property, (b) any enforcement or administrative or judicial proceedings, including foreclosures,
(c) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage, (d) taxes, assessments, water rates, sewer rents and other charges which are or may become a lien upon the Mortgaged Property, and PMI Policy premiums and fire and hazard insurance coverage, (e) any losses sustained by the Servicer with respect to the liquidation of the Mortgaged Property and (f) compliance with the obligations pursuant to the provisions of the FNMA Guides.

         Servicing Fee: An amount equal to one-twelfth the product of (a) a rate per annum equal to 0.25% and (b) the outstanding principal balance of such Participation Mortgage Loan. The obligation of the Seller and the Participants to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds to the extent permitted by Section 3.02 of this Agreement) of such Monthly Payment collected by the Servicer, or as otherwise provided under this Agreement.

         Servicing File: The items pertaining to a particular Participation Mortgage Loan including, but not limited to, the computer files, data disks, books, records, data tapes, notes, and all additional documents generated as a result of or utilized in originating and/or servicing each Participation Mortgage Loan, which are held in trust for the applicable Participants by the Servicer.

         Servicing Officer: Any officer of the Servicer involved in or responsible for, the administration and servicing of the Participation Mortgage Loans whose name appears on a list of servicing officers furnished by the Servicer to the Master Servicer, the Participants or Seller upon request, as such list may from time to time be amended.

         Servicing Rights Owner: Lehman Capital, A Division of Lehman Brothers Holdings Inc., or its successors in interest or assigns.

         Transfer Date: The date or dates upon which additional Participation Mortgage Loans are included in the Participation Mortgage Loan Schedule attached hereto and become subject to this Agreement and the Custodial Agreement.

         VA: The Veterans Administration, an agency of the United States of America, or any successor thereto including the Administrator of Veterans Affairs.

         VA Approved Lender: Those lenders which are approved by the VA to act as a lender in connection with the origination of VA Loans.

         VA Loan: A Participation Mortgage Loan that, as of the Cut-off Date, is the subject of a VA Loan Guaranty Agreement as evidenced by a Loan Guaranty Certificate, or a Participation Mortgage Loan which is a vendee loan sold by the VA.

         VA Loan Guaranty Agreement: The obligation of the United States to pay a specific percentage of a Participation Mortgage Loan (subject to a maximum amount) upon default of the Mortgagor pursuant to the Servicemen's Readjustment Act, as amended.


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

         VA Loan Guaranty Certificate: The certificate evidencing a VA Loan Guaranty Agreement.

         VA Regulations: Regulations promulgated by the Veteran's Administration pursuant to the Servicemen's Readjustment Act, as amended, codified in 38 Code of Federal Regulations, and other VA issuances relating to VA Loans, including related Handbooks, Circulars and Notices.

         Any capitalized terms used and not defined in this Agreement shall have the meanings ascribed to such terms in the applicable Participation Agreements.

                                   ARTICLE II.

              SELLER'S ENGAGEMENT OF SERVICER TO PERFORM SERVICING
                                RESPONSIBILITIES

         Section 2.01 Contract for Servicing; Possession of Servicing Files.

         The Seller, by execution and delivery of this Agreement, does hereby contract with the Servicer, subject to the terms of this Agreement, for the servicing of each of the Participation Mortgage Loans. On or before each Transfer Date, the Seller shall cause to be delivered the Servicing Files with respect to the related Participation Mortgage Loans listed on the related Participation Mortgage Loan Schedule to the Servicer. Each Servicing File delivered to the Servicer shall be held in trust by the Servicer for the benefit of the Seller and the applicable Participants, provided, however, that the Servicer shall have no liability for any Servicing Files (or portions thereof) not delivered by the Seller. The Servicer's possession of any portion of the Participation Mortgage Loan documents shall be at the will of the Seller and the applicable Participants for the sole purpose of facilitating servicing of the related Participation Mortgage Loan pursuant to this Agreement, and such retention and possession by the Servicer shall be in a custodial capacity only. The ownership of each Mortgage Note, Mortgage, and the contents of the Servicing File shall be vested in the Seller and the applicable Participants and the ownership of all records and documents with respect to the related Participation Mortgage Loan prepared by or which come into the possession of the Servicer shall immediately vest in the Seller and the applicable Participants and shall be retained and maintained, in trust, by the Servicer at the will of the Seller and the applicable Participants in such custodial capacity only. The portion of each Servicing File retained by the Servicer pursuant to this Agreement shall be segregated from the other books and records of the Servicer and shall be appropriately marked to clearly reflect the ownership of the related Participation Mortgage Loan by the Seller and the applicable Participants. The Servicer shall release from its custody the contents of any Servicing File retained by it only in accordance with this Agreement.

         Section 2.02 Books and Records.

         (a) Subject to Section 3.01(a) hereof, as soon as practicable after the related Transfer Date (but in no event more than 90 days thereafter except to the extent delays are caused by the applicable recording office), the Servicer, at the expense of the Seller, shall cause the Mortgage or Assignment of Mortgage, as applicable, with respect to each MERS Eligible Mortgage Loan,


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to be properly recorded in the name of MERS in the public recording office in the applicable jurisdiction, or shall ascertain that such have previously been so recorded.

         (b) Subject to Section 3.01(a) hereof, an Assignment of Mortgage in favor of the Seller shall be recorded as to each Non-MERS Mortgage Loan unless instructions to the contrary are delivered to the Servicer, in writing, by the Seller. Subject to the preceding sentence, as soon as practicable after the related Transfer Date (but in no event more than 90 days thereafter except to the extent delays are caused by the applicable recording office), the Servicer, at the expense of the Seller, shall cause to be properly recorded in each public recording office where such Non-MERS Eligible Mortgage Loans are recorded each Assignment of Mortgage.

         (c) Additionally, the Servicer shall prepare and execute, at the direction of the Seller, any note endorsements relating to any of the Non-MERS Mortgage Loans.

         (d) All rights arising out of the Participation Mortgage Loans shall be vested in the Seller and the applicable Participants, subject to the Servicer's right to service and administer the Participation Mortgage Loans hereunder in accordance with the terms of this Agreement. All funds received on or in connection with a Participation Mortgage Loan, other than the Servicing Fee and other compensation to which the Servicer is entitled as set forth herein, including but not limited to in Section 5.01 below, shall be received and held by the Servicer in trust for the benefit of the Seller and the applicable Participants pursuant to the terms of this Agreement.

                                  ARTICLE III.
                  SERVICING OF THE PARTICIPATION MORTGAGE LOANS

         Section 3.01 Servicer to Service.

         The Servicer, as an independent contractor, shall service and administer the Participation Mortgage Loans from and after the related Transfer Date and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable, consistent with the terms of this Agreement and with Accepted Servicing Practices, including taking all actions that a mortgagee is permitted or required to take by the FHA or VA, with respect to any FHA Loans or VA Loans, as the case may be. Except as set forth in this Agreement, the Servicer shall service the Participation Mortgage Loans in strict compliance with the servicing provisions related to the FNMA MBS Program (Special Servicing Option) of the FNMA Guides, which include, but are not limited to, provisions regarding the liquidation of Participation Mortgage Loans, the collection of Participation Mortgage Loan payments, the payment of taxes, insurance and other charges, the maintenance of hazard insurance, the maintenance of Mortgage Impairment Insurance Policies, the maintenance of Fidelity Bond and Errors and Omissions Insurance, inspections, the restoration of Mortgaged Property, the maintenance of PMI Policies, insurance claims, the title, management and disposition of REO Property, permitted withdrawals with respect to REO Property, REO reports, liquidation reports, and reports of foreclosures and abandonments of Mortgaged Property, the transfer of Mortgaged Property, the release of Participation Mortgage Loan documents, annual statements, and examination of records and facilities. In the event of any conflict, inconsistency or discrepancy between any of the servicing provisions of this


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Agreement and any of the servicing provisions of the FNMA Guides, the provisions of this Agreement shall control and be binding upon the Seller and the Master Servicer and the Servicer.

         The Seller and the Servicer additionally agree as follows:

         (a) The Servicer shall (A) record or cause to be recorded the Mortgage or the Assignment of Mortgage, as applicable, with respect to all MERS Eligible Mortgage Loans, in the name of MERS, or shall ascertain that such have previously been so recorded; (B) prepare or cause to be prepared all Assignments of Mortgage with respect to all Non-MERS Eligible Mortgage Loans; (C) record or cause to be recorded, subject to Section 2.02(b) hereof, all Assignments of Mortgage with respect to Non-MERS Mortgage Loans in the name of the Seller; (D) pay the recording costs pursuant to Section 2.02 hereof; and/or (E) track such Mortgages and Assignments of Mortgage to ensure they have been recorded. The Servicer shall be entitled to be paid by the Seller the fees set forth on
Schedule 1 hereto for the preparation and recordation of the Mortgages and Assignments of Mortgage. After the expenses of such recording costs pursuant to
Section 2.02 hereof shall have been paid by the Servicer, the Servicer shall submit to the Seller a reasonably detailed invoice for reimbursement of recording costs it incurred hereunder.

         (b) The Servicer shall, in accordance with the relevant provisions of the Cranston-Gonzales National Affordable Housing Act of 1990, as the same may be amended from time to time, and the regulations provided in accordance with the Real Estate Settlement Procedures Act, provide notice to the Mortgagor of each Mortgage of the transfer of the servicing thereto to the Servicer.

         (c) The Servicer shall be responsible for the preparation of and costs associated with notifications to Mortgagors of the assumption of servicing by the Servicer.

         Consistent with the terms of this Agreement, the Servicer may waive any late payment charge, assumption fee or other fee that may be collected in the ordinary course of servicing the Participation Mortgage Loans. The Servicer shall not make any future advances to any obligor under any Participation Mortgage Loan, and (unless the Mortgagor is in default with respect to the Participation Mortgage Loan or such default is, in the judgment of the Servicer, reasonably foreseeable) the Servicer shall not permit any modification of any material term of any Participation Mortgage Loan, including any modification that would change the Mortgage Interest Rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Participation Mortgage Loan. In the event of any such modification which permits the deferral of interest or principal payments on any Participation Mortgage Loan, the Servicer shall, on the Business Day immediately preceding the Remittance Date in any month in which any such principal or interest payment has been deferred, make a Monthly Advance in accordance with Section 4.03, in an amount equal to the difference between (a) such month's principal and one month's interest at the Participation Mortgage Loan Remittance Rate on the unpaid principal balance of such Participation Mortgage Loan and (b) the amount paid by the Mortgagor. The Servicer shall be entitled to reimbursement for such advances to the same extent as for all other advances made pursuant to Section
4.03. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered, to execute and


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deliver on behalf of itself, the Seller and the applicable Participants, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Participation Mortgage Loans and with respect to the Mortgaged Properties. Upon the request of the Servicer, the Seller shall execute and deliver to the Servicer any powers of attorney and other documents, furnished to it by the Servicer and reasonably satisfactory to the Seller, necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

         Notwithstanding anything to the contrary in this Agreement, the Servicer shall not (unless the Servicer determines, in its own discretion, that there exists a situation of extreme hardship to the Mortgagor), waive any premium or penalty in connection with a prepayment of principal of any Participation Mortgage Loan, and shall not consent to the modification of any Mortgage Note to the extent that such modification relates to payment of a prepayment premium or penalty.

         In servicing and administering any FHA Loans or VA Loans, the Servicer shall comply strictly with the National Housing Act and the FHA Regulations, the Servicemen's Readjustment Act, the VA Regulations and administrative guidelines issued thereunder or pursuant thereto, and, to the extent permitted hereunder, promptly discharge all of the obligations of the mortgagee thereunder and under each Mortgage including the payment of any fees, premiums and charges and the timely giving of notices.

         In servicing and administering the Participation Mortgage Loans, the Servicer shall employ procedures (including collection procedures) and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account, giving due consideration to Accepted Servicing Practices where such practices do not conflict with the requirements of this Agreement, the FNMA Guides, the FHA Regulations and the VA Regulations, and the Seller's and the Master Servicer's reliance on the Servicer.

         Section 3.02 Collection of Participation Mortgage Loan Payments.

         Continuously from the related Transfer Date until the date each Participation Mortgage Loan ceases to be subject to this Agreement, the Servicer shall proceed diligently to collect all payments due under each of the Participation Mortgage Loans when the same shall become due and payable and shall take special care in ascertaining and estimating Escrow Payments and all other charges that will become due and payable with respect to the Participation Mortgage Loans and each related Mortgaged Property, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

         Section 3.03 Establishment of and Deposits to Custodial Account.

         The Servicer shall segregate and hold all funds collected and received pursuant to each Participation Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts, titled as "Aurora Loan Services Inc., in trust for Structured Asset Securities Corporation and the various Participants" or as otherwise directed by the Master Servicer. The Custodial Account shall be established with a Qualified Depository. Any funds deposited in the


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

Custodial Account may be invested in Eligible Investments subject to the provisions of Section 3.11 hereof. Funds deposited in the Custodial Account may be drawn on by the Servicer in accordance with Section 3.04. The creation of any Custodial Account shall be evidenced by a letter agreement in the form of Exhibit B. A copy of such certification or letter agreement shall be furnished to the Master Servicer and, upon request, to any subsequent owner of the Participation Mortgage Loan.

         The Servicer shall deposit in the Custodial Account on a daily basis, and retain therein, the following collections received by the Servicer and payments made by each Servicer after the related Transfer Date:

         (i) all payments on account of principal on the Participation Mortgage Loans, including all Principal Prepayments;

         (ii) all payments on account of interest on the Participation Mortgage Loans adjusted to the Participation Mortgage Loan Remittance Rate;

         (iii) all Liquidation Proceeds;

         (iv) all Insurance Proceeds;

         (v) all Condemnation Proceeds that are not applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor;

         (vi) any Prepayment Interest Shortfall Amount;

         (vii) all Advances made by the Servicer pursuant to Section 4.03;

         (viii) any amounts required to be deposited by the Servicer in connection with the deductible clause in any blanket hazard insurance policy;

         (ix) any amounts received with respect to or related to any REO Property or REO Disposition Proceeds; and

         (x) any other amount required hereunder to be deposited by the Servicer in the Custodial Account.

         Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Servicer and the Servicer shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 3.04. Additionally, any other benefit derived from the Custodial Account associated with the receipt, disbursement and accumulation of principal, interest, taxes, hazard insurance, mortgage insurance, etc. shall accrue to the Servicer.

         Section 3.04 Permitted Withdrawals From Custodial Account.

         The Servicer shall, from time to time, withdraw funds from the Custodial Account for the following purposes:


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

         (i) to make payments to the Master Servicer in the amounts and in the manner provided for in Section 4.01;

         (ii) in the event the Servicer has elected not to retain the Servicing Fee out of any Mortgagor payments on account of interest or other recovery of interest with respect to a particular Participation Mortgage Loan (including late collections of interest on such Participation Mortgage Loan, or interest portions of Insurance Proceeds or Liquidation Proceeds) prior to the deposit of such Mortgagor payment or recovery in the Custodial Account, to pay to itself the related Servicing Fee from all such Mortgagor payments on account of interest or other such recovery for interest with respect to that Participation Mortgage Loan;

         (iii) to pay itself investment earnings on funds deposited in the Custodial Account;

         (iv) to clear and terminate the Custodial Account upon the termination of this Agreement;

         (v) to transfer funds to another Qualified Depository in accordance with Section 3.11 hereof;

         (vi) to invest funds in certain Eligible Investments in accordance with
Section 3.11 hereof;

         (vii) to reimburse itself for Monthly Advances of the Servicer's funds made pursuant to Section 4.03, the Servicer's right to reimburse itself pursuant to this subclause (vii) with respect to any Participation Mortgage Loan is limited to amounts received on or in respect of the related Participation Mortgage Loan which represent late recoveries of payments of principal or interest with respect to which a Monthly Advance was made, it being understood that, in the case of any such reimbursement, the Servicer's right thereto shall be prior to the rights of the Seller and the applicable Participants; and

         (viii) to reimburse itself for unreimbursed Servicing Advances, and for any unpaid Servicing Fees, the Servicer's right to reimburse itself pursuant to this subclause (viii) with respect to any Participation Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and other amounts received in respect of the related REO Property, and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Participation Mortgage Loan, it being understood that, in the case of any such reimbursement, the Servicer's right thereto shall be prior to the rights of the Seller and the applicable Participants.

         Section 3.05 Establishment of and Deposits to Escrow Account.

         The Servicer shall segregate and hold all funds collected and received pursuant to a Participation Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled as "Aurora Loan Services Inc., in trust for Structured Asset Securities Corporation and the various Participants" or as otherwise directed by the Master Servicer. The Escrow Accounts shall be established with a Qualified Depository in a


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manner that shall provide maximum available insurance thereunder. Funds deposited in the Escrow Account may be drawn on by the Servicer in accordance with Section 3.06. The creation of any Escrow Account shall be evidenced by a letter agreement in the form of Exhibit C. A copy of such certification or letter agreement shall be furnished to the Master Servicer and, upon request, to any subsequent owner of the Participation Mortgage Loan.

         The Servicer shall deposit in the Escrow Account or Accounts on a daily basis, and retain therein:

         (i) all Escrow Payments collected on account of the Participation Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

         (ii) all amounts representing Insurance Proceeds or Condemnation Proceeds that are to be applied to the restoration or repair of the related Mortgaged Property.

         The Servicer shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in
Section 3.06. The Servicer shall retain any interest paid on funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor. Additionally, any other benefit derived from the Escrow Account associated with the receipt, disbursement and accumulation of principal, interest, taxes, hazard insurance, mortgage insurance, etc. shall accrue to the Servicer. To the extent required by law, the Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

         Section 3.06 Permitted Withdrawals From Escrow Account.

         Withdrawals from the Escrow Account may be made by the Servicer only:

         (i) to effect timely payments of ground rents, taxes, assessments, water rates, sewer rents, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

         (ii) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Participation Mortgage Loan;

         (iii) for transfer to the Custodial Account and application to reduce the principal balance of the Participation Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

         (iv) for application to restoration or repair of the Mortgaged Property in accordance with the FNMA Guides;

         (v) for transfer to the Custodial Account of fire and hazard insurance proceeds and Escrow Payments with respect to any FHA Loan or VA Loan, where the FHA or the VA, respectively, has directed application of funds as a credit against the proceeds of the FHA Insurance Contract or VA Loan Guaranty Agreement;


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

         (vi) to pay to the Servicer, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account; and

         (vii) to clear and terminate the Escrow Account on the termination of this Agreement.

         Section 3.07 Maintenance of FHA Mortgage Insurance and VA Guaranty.

         With respect to any FHA Loans and VA Loans, the Servicer shall maintain and keep the FHA Mortgage Insurance and the VA Guaranty, respectively, in full force and effect throughout the term of this Agreement and discharge its obligations arising out of FHA Mortgage Insurance and the VA Guaranty Certificate. The Servicer hereby agrees that it shall be liable to the Seller and the applicable Participants for any loss, liability or expense incurred by the Seller and those Participants by reason of any FHA Mortgage Insurance or VA Guaranty being voided, reduced, released or adversely affected by reason of the negligence or willful misconduct of the Servicer. The Servicer will service and administer the Participation Mortgage Loans in accordance with the obligations of mortgagees under the Act and the applicable regulations thereunder and under the Servicemen's Readjustment Act and VA Regulations and will discharge all obligations of the mortgagee under each Participation Mortgage Loan including, with respect to FHA Loans and VA Loans, paying all FHA and VA insurance premiums, fees or charges, as required, and, subject to the right to assign the Participation Mortgage Loan to the FHA or VA, as the case may be, will take all action reasonably necessary to preserve the lien of such Mortgage, including the defense of actions to challenge or foreclose such lien.

         Section 3.08 Fidelity Bond and Errors and Omissions Insurance.

         The Servicer shall keep in force during the term of this Agreement a Fidelity Bond and Errors and Omissions Insurance. Such Fidelity Bond and Errors and Omissions Insurance shall be maintained with recognized insurers and shall be in such form and amount as would permit the Servicer to be qualified as a FNMA or FHLMC seller-servicer. The Servicer shall be deemed to have complied with this provision if an affiliate of the Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Servicer. The Servicer shall furnish to the Master Servicer a copy of each such bond and insurance policy if (i) the Master Servicer so requests and (ii) the Servicer is not an affiliate of Lehman Brothers Inc. at the time of such request.

         Section 3.09 Notification of Adjustments.

         With respect to each Adjustable Rate Mortgage Loan, the Servicer shall adjust the Mortgage Interest Rate on the related interest rate adjustment date and shall adjust the Monthly Payment on the related mortgage payment adjustment date, if applicable, in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. The Servicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and Monthly Payment adjustments. The Servicer shall promptly, upon written request therefor, deliver to the Master Servicer such notifications and any additional applicable data regarding such adjustments


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

and the methods used to calculate and implement such adjustments. Upon the discovery by the Servicer or the receipt of notice from the Master Servicer that the Servicer has failed to adjust a Mortgage Interest Rate or Monthly Payment in accordance with the terms of the related Mortgage Note, the Servicer shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss or deferral caused thereby.

         Section 3.10 Completion and Recordation of Assignments of Mortgage and FHA and VA Change Notices.

         As soon as practicable after the related Transfer Date (but in no event more than 90 days thereafter except to the extent delays are caused by the applicable government agency), the Servicer shall cause the endorsements on the Mortgage Note (if applicable), the Assignments of Mortgage (subject to Section 3.01(a)), the assignment of security agreement and the HUD form 92080 Mortgage Record Change with respect to all FHA Loans to be completed in the name of the Seller (or MERS, as applicable), and shall give notice to the VA of a transfer of insurance credits, if applicable, with respect to VA Loans on the form prescribed by the VA.

         Section 3.11 Protection of Accounts.

         The Servicer may transfer the Custodial Account or the Escrow Account to a different Qualified Depository from time to time. Such transfer shall be made only upon obtaining the consent of the Master Servicer, which consent shall not be withheld unreasonably.

         The Servicer shall bear any expenses, losses or damages sustained by the Master Servicer, the Seller or the applicable Participants if the Custodial Account and/or the Escrow Account is not a demand deposit account.

         Amounts on deposit in the Custodial Account and the Escrow Account may at the option of the Servicer be invested in Eligible Investments; provided that in the event that amounts on deposit in the Custodial Account or the Escrow Account exceed the amount fully insured by the FDIC (the "Insured Amount") the Servicer shall be obligated to invest the excess amount over the Insured Amount in Eligible Investments on the same Business Day as such excess amount becomes present in the Custodial Account or the Escrow Account. Any such Eligible Investment shall mature no later than the Business Day immediately preceding the related Remittance Date, provided, however, that if such Eligible Investment is an obligation of a Qualified Depository (other than the Servicer) that maintains the Custodial Account or the Escrow Account, then such Eligible Investment may mature on the related Remittance Date. Any such Eligible Investment shall be made in the name of the Servicer in trust for the benefit of the Seller and the applicable Participants. All income on or gain realized from any such Eligible Investment shall be for the benefit of the Servicer and may be withdrawn at any time by the Servicer. Any losses incurred in respect of any such investment shall be deposited in the Custodial Account or the Escrow Account, by the Servicer out of its own funds immediately as realized.

         Section 3.12 Title, Management and Disposition of REO Property.

         In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Seller (or MERS, as applicable), or in the event the Seller is not authorized or permitted to hold title to real


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

property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Servicer from any attorney duly licensed to practice law in the state where the REO Property is located. The Person or Persons holding such title other than the Seller shall acknowledge in writing that such title is being held as nominee for the Seller for the benefit of the applicable Participants.

         The Servicer shall manage, conserve, protect and operate each REO Property for the Seller and the applicable Participants solely for the purpose of its prompt disposition and sale. The Servicer, either itself or through an agent selected by the Servicer, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Servicer shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Servicer deems to be in the best interest of the Seller and the applicable Participants.

         Notwithstanding anything to the contrary contained in this Section 3.12, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Servicer has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Master Servicer or the Seller otherwise requests, an environmental inspection or review of such Mortgaged Property to be conducted by a qualified inspector shall be arranged by the Servicer. Upon completion of the inspection, the Servicer shall provide the Master Servicer and the Seller with a written report of such environmental inspection. In the event that the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes, the Servicer shall not proceed with foreclosure or acceptance of a deed in lieu of foreclosure. In the event that the environmental inspection report is inconclusive as to the whether or not the Mortgaged Property is contaminated by hazardous or toxic substances or wastes, the Servicer shall not, without the prior approval of the Majority Participants, proceed with foreclosure or acceptance of a deed in lieu of foreclosure. In such instance, the Majority Participants shall be deemed to have approved such foreclosure or acceptance of a deed in lieu of foreclosure unless the Majority Participants notifies the Servicer in writing, within two (2) Business Days after its receipt of written notice of the proposed foreclosure or deed in lieu of foreclosure from the Servicer, that it disapproves of the related foreclosure or acceptance of a deed in lieu of foreclosure. The Servicer shall be reimbursed for all Servicing Advances made pursuant to this paragraph with respect to the related Mortgaged Property from the Custodial Account.

         The Servicer shall use its Best Efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within three years after title has been taken to such REO Property, unless (a) a REMIC election has not been made with respect to the arrangement under which the related Participations are held, and (b) the Servicer determines, and gives an appropriate notice to the Master Servicer to such effect, that a longer period is necessary for the orderly liquidation of such REO Property. If a period longer than three years is permitted under the foregoing sentence and is necessary to sell any REO Property, (i) the Servicer shall report monthly to the Master Servicer as to the progress being made in selling such REO Property and


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

(ii) if, with the written consent of the Majority Participants, a purchase money mortgage is taken in connection with such sale, such purchase money mortgage shall name the Servicer as mortgagee, and such purchase money mortgage shall not be held pursuant to this Agreement, but instead a separate participation agreement among the Servicer, the Seller and the applicable Participants shall be entered into with respect to such purchase money mortgage. Notwithstanding anything herein to the contrary, the Servicer shall not be required to provide financing for the sale of any REO Property.

         The Servicer shall also maintain on each REO Property fire and hazard insurance with extended coverage in amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

         Subject to the approval of the Master Servicer as described in this paragraph, the disposition of REO Property shall be carried out by the Servicer at such price, and upon such terms and conditions, as the Servicer deems to be in the best interests of the Seller and the applicable Participants. Prior to acceptance by the Servicer of an offer to sell any REO Property, the Servicer shall notify the Master Servicer and the Seller of such offer in writing which notification shall set forth all material terms of said offer (each a "Notice of Sale"). The Master Servicer shall be deemed to have approved the sale of the related REO Property unless the Master Servicer notifies the Servicer in writing, within 2 Business Days after its receipt of the related Notice of Sale, that it disapproves of the related sale. With respect to any REO Property, upon a REO Disposition, the Servicer shall be entitled to retain from REO Disposition Proceeds a disposition fee equal to the lesser of (A) 1.5% of the Net Sale Proceeds or (B) $1,250; provided, however, that (1) in the event that the REO Disposition Proceeds exceed $25,000, such disposition fee shall not be less than $500 and (2) in the event that the REO Disposition Proceeds are $25,000 or less, such disposition fee shall be equal to $250. The proceeds of sale of the REO Property shall be promptly deposited in the Custodial Account. After the expenses of such disposition shall have been paid, the Servicer shall reimburse itself pursuant to Section 3.04 hereof for any Servicing Advances it incurred with respect to such REO Property.

         The Servicer shall withdraw from the Custodial Account funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to the FNMA Guides. The Servicer shall make monthly distributions on each Remittance Date to the Master Servicer of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described in this
Section 3.12 and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

         Section 3.13 Real Estate Owned Reports.

         Together with the statements furnished pursuant to Section 4.02, the Servicer shall furnish to the Servicer on or before the Remittance Date each month a statement with respect to any REO Property covering the operation of such REO Property for the previous month and the Servicer's efforts in connection with the sale of such REO

Property and any rental of such REO Property incidental to the sale thereof for the previous month. That statement shall be accompanied by such other information as the Master Servicer shall reasonably request.

         Section 3.14 MERS.

         (a) The Servicer shall take such actions as are necessary to cause the Seller to be clearly identified as the owner of each MERS Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

         (b) The Servicer shall maintain in good standing its membership in MERS. In addition, the Servicer shall comply with all rules, policies and procedures of MERS, including the Rules of Membership, as amended, and the MERS Procedures Manual, as amended.

         (c) With respect to all MERS Mortgage Loans serviced hereunder, the Servicer shall promptly notify MERS as to any transfer of beneficial ownership or release of any security interest in such Participation Mortgage Loans.

         (d) With respect to all MERS Mortgage Loans serviced hereunder, the Servicer shall notify MERS as to any transfer of servicing pursuant to Section
3.15 or Section 9.01 within 10 Business Days of such transfer of servicing. The Servicer shall cooperate with the Seller, the Master Servicer and any successor Servicer to the extent necessary to ensure that such transfer of servicing is appropriately reflected on the MERS system.

         Section 3.15 [Reserved.]

                                  ARTICLE IV.
                           PAYMENTS TO MASTER SERVICER

         Section 4.01 Remittances.

         On each Remittance Date the Servicer shall remit by wire transfer of immediately available funds to the Master Servicer (a) all amounts deposited in the Custodial Account with respect to each Participation Mortgage Loan as of the close of business on the last day of the related Due Period (net of charges against or withdrawals from the Custodial Account pursuant to Section 3.04), plus (b) all Monthly Advances, if any, which the Servicer is obligated to make with respect to the related Participation Mortgage Loan pursuant to Section 4.03, minus (c) any amounts attributable to Principal Prepayments, Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds or REO Disposition Proceeds received with respect to the related Participation Mortgage Loan after the applicable Prepayment Period, which amounts shall be remitted on the following Remittance Date, together with any additional interest required to be deposited in the Custodial Account in connection with such Principal Prepayment in accordance with Section 3.03(vi), and minus (d) any amounts attributable to Monthly Payments collected with respect to the related Participation Mortgage Loan but due on a Due Date or Due Dates subsequent to the first day of the month in which such Remittance Date occurs, which amounts shall be remitted on the Remittance Date next succeeding the Due Date related to such Monthly Payment.

         With respect to any remittance received by Master Servicer after the Business Day on which such payment was due, the Servicer shall pay to the Master Servicer interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus two (2) percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Custodial Account by the Servicer on the date such late payment is made and shall cover the period commencing with the day following such Business Day and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with the distribution payable on the next succeeding Remittance Date. The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Servicer.

         All remittances required to be made to the Master Servicer shall be made to the following wire account or to such other account as may be specified by the Master Servicer from time to time:

                  The Chase Manhattan Bank
                  New York, New York
                  ABA#: 021-000-021
                  Account Name: Aurora Loan Services Inc.
                                Master Servicing Payment Clearing Account
                  Account Number: [[         ]]
                  Beneficiary: Structural Asset Securities Corporation and the
                   various Participants

         Section 4.02 Statements to Master Servicer.

         Not later than the fifth Business Day of each month, the Servicer shall furnish to the Master Servicer (a) a monthly remittance advice with respect to each Participation Mortgage Loan containing such information in the form of FNMA form 2010 or such other form as shall be required by the FNMA Guides or by the Master Servicer as to the accompanying remittance and the period ending on the last day of the preceding Determination Date and (b) all such information required pursuant to clause (a) above on a magnetic tape or other similar media reasonably acceptable to the Master Servicer.

         In addition, not more than 60 days after the end of each calendar year, commencing December 31, 2000, the Servicer shall furnish to each Person or Participant who was an owner of, or had an interest in, any of the Participation Mortgage Loans at any time during such calendar year as required by applicable law or if not required by applicable law, at the request of such owner or Participant as to the aggregate of remittances for the applicable portion of such year.

         Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Servicer pursuant to any requirements of the Internal Revenue Code as from time to time are in force.

         Beginning with calendar year 2001, the Servicer shall prepare and file any and all tax returns, information statements or other filings for the portion of the tax year 2000 and the portion of subsequent tax years for which the Servicer has serviced some or all of the Participation Mortgage Loans hereunder as such returns, information statements or other filings are required to be delivered to any governmental taxing authority or to the Master Servicer pursuant to any applicable law with respect to the Participation Mortgage Loans and the transactions contemplated hereby. In addition, the Servicer shall provide the Master Servicer with such information concerning the Participation Mortgage Loans as is necessary for the Master Servicer to prepare the Seller's or any Participant's federal income tax returns as the Master Servicer may reasonably request from time to time.

         Section 4.03 Monthly Advances by Servicer.

         The Servicer shall make Monthly Advances through the Remittance Date immediately preceding the distribution of all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the related Participation Mortgage Loans.

                                   ARTICLE V.
                          GENERAL SERVICING PROCEDURES

         Section 5.01 Servicing Compensation.

         As consideration for servicing the Participation Mortgage Loans subject to this Agreement, the Servicer shall retain (a) the relevant Servicing Fee for each Participation Mortgage Loan remaining subject to this Agreement during any month and (b) Ancillary Income. The Servicing Fee shall be payable monthly. The Servicing Fees shall be payable only at the time of and with respect to those Participation Mortgage Loans for which payment is in fact made of the entire amount of the Monthly Payment or as otherwise provided in Section 3.04. The obligation of the Seller to pay the Servicing Fees is limited as provided in
Section 3.04. The Servicing Fees payable to the Servicer for any month with respect to a Participation Mortgage Loan shall reduced by any Prepayment Interest Shortfall Amount with respect to such month; provided, however, that the obligation of the Company to make payments for Prepayment Interest Shortfall Amounts shall not be limited by the amount of such Servicing Fees.

         The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

         Section 5.02 Annual Audit Report.

         On or before April 30 of each year, beginning with April 30, 2001, Servicer shall, at its own expense, cause a firm of independent public accountants (who may also render other services to Servicer), which is a member of the American Institute of Certified Public Accountants, to furnish to the Seller and the Master Servicer (i) year-end audited (if available) financial statements of the Servicer and (ii) a statement to the effect that such firm has examined certain documents and records for the preceding fiscal year (or during the period from the date of commencement of such servicer's duties hereunder until the end of such preceding fiscal year in the case of the first such certificate) and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that Servicer's overall servicing operations have been conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers except for such exceptions that, in the opinion of such firm, the Uniform Single Attestation Program for Mortgage Bankers requires it to report, in which case such exceptions shall be set forth in such statement.

         Section 5.03 Annual Officer's Certificate.

         On or before April 30 of each year, beginning with April 30, 2001, the Servicer, at its own expense, will deliver to the Seller and the Master Servicer a Servicing Officer's certificate stating, as to each signer thereof, that (i) a review of the activities of the Servicer during such preceding fiscal year and of performance under this Agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement for such year, or, if there has been a default in the fulfillment of all such obligations, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the Servicer to remedy such default.

                                  ARTICLE VI.

                           REPRESENTATIONS, WARRANTIES
                                 AND AGREEMENTS

         Section 6.01 Representations, Warranties and Agreements of the
Servicer.

         The Servicer, as a condition to the consummation of the transactions contemplated hereby, hereby makes the following representations and warranties to the Seller and the Servicing Rights Owner as of each Transfer Date:

         (a) Due Organization and Authority. The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer, and in any event the Servicer is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the terms of this Agreement; the Servicer has the full power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Servicer and all requisite action has been taken by the Servicer to make this Agreement valid and binding upon the Servicer in accordance with its terms;

         (b) Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Servicer;

         (c) No Conflicts. Neither the execution and delivery of this Agreement, the acquisition of the servicing responsibilities by the Servicer or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Servicer's organizational documents or any legal restriction or any agreement or instrument to which the Servicer is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject, or impair the ability of the Servicer to service the Participation Mortgage Loans, or impair the value of the Participation Mortgage Loans;

         (d) Ability to Perform. The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

         (e) No Litigation Pending. There is no action, suit, proceeding or investigation pending or threatened against the Servicer which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or which would be likely to impair materially the ability of the Servicer to perform under the terms of this Agreement;

         (f) No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement;

         (g) Ability to Service. The Servicer is an FHA Approved Mortgagee, a VA Approved Lender and an approved seller/servicer of conventional residential mortgage loans for FNMA, FHLMC or GNMA, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Participation Mortgage Loans. The Servicer is in good standing to service mortgage loans for the FHA and the VA and either FNMA, FHLMC or GNMA. The Servicer is a member in good standing of the MERS system;

         (h) No Untrue Information. Neither this Agreement nor any statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of fact or omits to state a fact necessary to make the statements contained therein not misleading; and

         (i) No Commissions to Third Parties. The Servicer has not dealt with any broker or agent or anyone else who might be entitled to a fee or commission in connection with this transaction other than the Seller.

         Section 6.02 Remedies for Breach of Representations and Warranties of the Servicer.

         It is understood and agreed that the representations and warranties set forth in Section 6.01 shall survive the engagement of the Servicer to perform the servicing responsibilities as of each Transfer Date hereunder and the delivery of the Servicing Files to the Servicer and shall inure to the benefit of the Seller, the Servicing Rights Owner and the applicable Participants. Upon discovery by either the Servicer, the Servicing Rights Owner, the Master Servicer or the Seller of a breach of any of the foregoing representations and warranties which materially and adversely affects the ability of the Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Participation Mortgage Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property or the interest of the Seller, the Servicing Rights Owner or the applicable Participants, the party discovering such breach shall give prompt written notice to each other party.

         Within 60 days of the earlier of either discovery by or notice to the Servicer of any breach of a representation or warranty set forth in Section 6.01 which materially and adversely affects the ability of the Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of any Participation Mortgage Loan, the Mortgaged Property or the priority of the security interest on such Mortgaged Property, the Servicer shall use its Best Efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Servicer shall, at the option of the Master Servicer or the Majority Participants for the related Participation Mortgage Loan, assign the Master Servicer's rights and obligations with respect to the related Participation Mortgage Loan under this Agreement to a successor Servicer. Such assignment shall be made in accordance with Sections
9.01 and 9.02.

         In addition, the Servicer shall indemnify the Master Servicer, the Seller and the applicable Participants and hold each of them harmless against any Costs resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Servicer representations and warranties contained in this Agreement. It is understood and agreed that the remedies set forth in this Section 6.02 constitute the sole remedies of the Master Servicer, the Seller and the applicable Participants respecting a breach of the foregoing representations and warranties.

         Any cause of action against the Servicer relating to or arising out of the breach of any representations and warranties made in Section 6.01 shall accrue upon (i) discovery of such breach by the Servicer or notice thereof by the Seller, the Master Servicer or applicable Participants to the Servicer, (ii) failure by the Servicer to cure such breach within the applicable cure period, and (iii) demand upon the Servicer by the Master Servicer, the Seller or the applicable Participants for compliance with this Agreement.

         Section 6.03 Additional Indemnification by the Servicer; Third Party Claims.

         The Servicer shall indemnify the Seller, the Master Servicer, the Servicing Rights Owner and the applicable Participants and hold them harmless against any and all Costs that the indemnified party may sustain in any way related to (i) the failure of the Servicer to perform its duties and service the Participation Mortgage Loans in material compliance with the terms of this

Agreement or (ii) the failure of the Servicer to cause any event to occur which requires its "Best Efforts" under this Agreement. The Servicer shall immediately notify the Seller, the Master Servicer, the Servicing Rights Owner, the applicable Participants, or any other relevant party if a claim is made by a third party with respect to this Agreement or the Participation Mortgage Loans, assume (with the prior written consent of the indemnified party) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, promptly pay, discharge and satisfy any judgment or decree which may be entered against it or any indemnified party in respect of such claim and follow any written instructions received from such indemnified party in connection with such claim. Each indemnified party, as applicable, promptly shall reimburse the Servicer for all amounts advanced by it pursuant to the preceding sentence except when the claim is in any way related to the Servicer's indemnification pursuant to Section 6.02, or the failure of the Servicer to service and administer the Participation Mortgage Loans in material compliance with the terms of this Agreement. In the event a dispute arises between an indemnified party and the Servicer with respect to any of the rights and obligations of the parties pursuant to this Agreement, and such dispute is adjudicated in a court of law, by an arbitration panel or any other judicial process, then the losing party shall indemnify and reimburse the winning party for all attorney's fees and other costs and expenses related to the adjudication of said dispute.

                                  ARTICLE VII.
                                  THE SERVICER

         Section 7.01 Merger or Consolidation of the Servicer.

         The Servicer shall keep in full effect its existence, rights and franchises as a corporation, and shall obtain and preserve its qualification to do business as a foreign entity in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Participation Mortgage Loans and to perform its duties under this Agreement.

         Any Person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided, however, that the successor or surviving Person shall be an institution (i) having a net worth of not less than $25,000,000, and (ii) which is a FNMA-, FHLMC-, and GNMA-approved servicer in good standing and an FHA approved Mortgagee and a VA Approved Lender.

         Section 7.02 Limitation on Liability of the Servicer and Others.

         Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Seller, the Master Servicer or the applicable Participants for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment, provided, however, that this provision shall not protect the Servicer or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Participation Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability, provided, however, that the Servicer may, with the consent of the Master Servicer, undertake any such action which it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto. In such event, the Servicer shall be entitled to reimbursement from the Seller and the applicable Participants for the reasonable legal expenses and costs of such action.

         Section 7.03 Limitation on Resignation and Assignment by the Servicer.

         The Seller has entered into this Agreement with the Servicer in reliance upon the independent status of the Servicer, and the representations as to the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof. Therefore, the Servicer shall neither assign its rights under this Agreement or the servicing hereunder nor delegate its duties hereunder or any portion thereof with respect to each Participation Mortgage Loan, or sell or otherwise dispose of all or substantially all of its property or assets without, in each case, the prior written consent of the Master Servicer and the Servicing Rights Owner, which consent, in the case of an assignment of rights or delegation of duties, shall be granted or withheld in the discretion of the Master Servicer and the Servicing Rights Owner, and which consent, in the case of a sale or disposition of all or substantially all of the property or assets of the Servicer, shall not be unreasonably withheld; provided, that in each case, there must be delivered to the Master Servicer and any trustee of any securitization which includes any Participation a letter from each Rating Agency to the effect that such transfer of servicing or sale or disposition of assets will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the certificates issued under any such securitization. Notwithstanding the foregoing, the Servicer, without the consent of the Master Servicer or the Servicing Rights Owner, may retain third party contractors to perform certain servicing and loan administration functions, including without limitation, hazard insurance administration, tax payment and administration, flood certification and administration, collection services and similar functions; provided, that the retention of such contractors by the Servicer shall not limit the obligation of the Servicer to service the Participation Mortgage Loans pursuant to the terms and conditions of this Agreement.

         The Servicer shall not resign from the obligations and duties hereby imposed on it with respect to each Participation Mortgage Loan except by mutual consent of the Servicer, the Master Servicer and the Servicing Rights Owner or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Seller and the Master Servicer which Opinion of Counsel shall be in form and substance acceptable to the Master

Servicer. No such resignation shall become effective until a successor shall have assumed the Servicer's responsibilities and obligations hereunder in the manner provided in Section 9.01.

         Without in any way limiting the generality of this Section 7.03, in the event that the Servicer either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder with respect to each Participation Mortgage Loan or any portion thereof or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written consent of the Master Servicer and the Servicing Rights Owner, then the Master Servicer or the Servicing Rights Owner shall have the right to terminate this Agreement upon notice given as set forth in Section 8.01, without any payment of any penalty or damages and without any liability whatsoever to the Servicer or any third party.

                                  ARTICLE VIII.
                                   TERMINATION

         Section 8.01 Termination for Cause.

         This Agreement shall be terminable with respect to each Participation Mortgage Loan at the option of the Seller or the Master Servicer if any of the following events of default exist on the part of the Servicer:

         (i) any failure by the Servicer to remit to the Master Servicer any payment required to be made under the terms of this Agreement which continues unremedied for a period of two Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Master Servicer; or

         (ii) failure by the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement which continues unremedied for a period of 30 days; or

         (iii) failure by the Servicer to maintain its license to do business or service residential mortgage loans in any jurisdiction, if required by such jurisdiction, where the Mortgaged Properties are located; or

         (iv) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

         (v) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

         (vi) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for three Business Days; or

         (vii) the Servicer ceases to meet the qualifications of a FNMA, FHLMC or GNMA lender/servicer or ceases to be an FHA Approved Mortgagee or ceases to be a VA Approved Lender; or

         (viii) the Servicer attempts to assign the servicing of the Participation Mortgage Loans or its right to servicing compensation hereunder or the Servicer attempts to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof, in each case without complying fully with the provisions of Section 7.03.

         In each and every such case, so long as an event of default shall not have been remedied, in addition to whatever rights the Seller or the Participants may have at law or equity to damages, including injunctive relief and specific performance, the Seller or the Master Servicer, by notice in writing to the Servicer and the Servicing Rights Owner, may terminate all the rights and obligations of the Servicer under this Agreement with respect to any Participation Mortgage Loan and in and to the servicing contract established hereby and the proceeds thereof.

         Upon receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to one or more of the Participation Mortgage Loans or otherwise, shall pass to and be vested in a successor Servicer appointed by the Servicing Rights Owner and the Master Servicer. Upon written request from the Master Servicer or the Servicing Rights Owner, the Servicer shall prepare, execute and deliver to the successor entity designated by the Master Servicer or the Servicing Rights Owner any and all documents and other instruments, place in such successor's possession all Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the applicable Participation Mortgage Loans and related documents, at the Servicer's sole expense. The Servicer shall cooperate with the Seller, the Servicing Rights Owner and the Master Servicer and such successor in effecting the termination of the Servicer's responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the applicable Participation Mortgage Loans.

         By a written notice, the Seller and the Master Servicer may waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

         Section 8.02 Termination Without Cause.

         This Agreement shall terminate with respect to each Participation Mortgage Loan upon: (i) the later of (a) the distribution of the final payment or liquidation proceeds on the last Participation Mortgage Loan to the Master Servicer (or advances by the Servicer for the same), and (b) the disposition of all REO Property acquired upon foreclosure of the last Participation Mortgage Loan and the remittance of all funds due hereunder or (ii) mutual consent of the Servicer, the Servicing Rights Owner, Seller and the Master Servicer in writing or (iii) at the sole discretion of the Servicing Rights Owner. Any such termination pursuant to clause (iii) above shall be with 30 days' prior notice, in writing and delivered to the Seller, the Master Servicer and the Servicer by registered mail to the addresses set forth in Section 9.03 of this Agreement. The Servicer shall comply with the termination procedures set forth in Sections 7.03, 8.01 and 9.01 hereof. The Master Servicer or the Participants shall have no right to terminate the Servicer pursuant to this Section 8.02.

                                  ARTICLE IX.
                            MISCELLANEOUS PROVISIONS

         Section 9.01 Successor to the Servicer.

         Simultaneously with the termination of the Servicer's responsibilities and duties under this Agreement with respect to one or more of the Participation Mortgage Loans pursuant to Sections 6.02, 7.03, 8.01 or 8.02(ii), the Servicing Rights Owner shall appoint a successor satisfying the requirements of clauses
(i) and (ii) of Section 7.01, which successor shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement simultaneously with the termination of the Servicer's responsibilities, duties and liabilities under this Agreement. If the Servicing Rights Owner fails to promptly appoint a successor, the Master Servicer shall
(i) succeed to and assume all of the Servicer's responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having the characteristics set forth in clauses (i) and (ii) of Section 7.01 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement simultaneously with the termination of the Servicer's responsibilities, duties and liabilities under this Agreement. Any successor to the Servicer shall be subject to the approval of the Master Servicer, shall be a member in good standing of the MERS system (if any of the related Participation Mortgage Loans are MERS Eligible Mortgage Loans, unless such Participation Mortgage Loans are withdrawn from MERS and Assignments of Mortgage are recorded in favor of the Seller at the expense of the successor Servicer) and shall be an FHA Approved Mortgagee and a VA Approved Lender. Any approval of a successor servicer shall be conditioned upon the receipt by the Master Servicer and the trustees of any securitizations which include any related Participations of a letter from each Rating Agency to the effect that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the certificates issued under any such securitizations. In addition, with respect to any FHA Loans serviced hereunder, the Servicer shall provide notice of such change in servicers to HUD on HUD form 92080 or such other form as prescribed by HUD, within 10 days after such transfer of servicing. In connection with such appointment and assumption, the Seller or the Master Servicer, as applicable, may make such arrangements for the compensation of such successor out of payments on related Participation Mortgage Loans as it and such successor shall agree, provided, however, that no such compensation shall be in excess of that permitted the Servicer under this Agreement. In the event that the Servicer's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Servicer pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this
Section 9.01 and shall in no event relieve the Servicer of the representations and warranties made pursuant to Sections 6.01 and the remedies available to the Master Servicer and the Seller under Section 6.02 and 6.03, it being understood and agreed that the provisions of such Sections 6.01, 6.02 and 6.03 shall be applicable to the Servicer notwithstanding any such resignation or termination of the Servicer, or the termination of this Agreement.

         Within a reasonable period of time, but in no event longer than 30 days of the appointment of a successor entity, the Servicer shall prepare, execute and deliver to the successor entity any and all documents and other instruments, place in such successor's possession all Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement of the related Mortgage Notes and related documents, and the preparation and recordation of Assignments of Mortgage. The Servicer shall cooperate with the Master Servicer, the Servicing Rights Owner or the Seller, as applicable, and such successor in effecting the termination of the Servicer's responsibilities and rights hereunder and the transfer of servicing responsibilities to the successor Servicer, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or the Escrow Account or thereafter received with respect to the related Participation Mortgage Loans.

         Any successor appointed as provided herein shall execute, acknowledge and deliver to the Master Servicer, the Servicing Rights Owner and the Seller an instrument (i) accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 6.01 (including a representation that the successor Servicer is a member of MERS, unless none of the related Participation Mortgage Loans are MERS Mortgage Loans or MERS Eligible Mortgage Loans or any such Participation Mortgage Loans have been withdrawn from MERS and Assignments of Mortgage are recorded in favor of the Seller) and (ii) an assumption of the due and punctual performance and observance of each covenant and condition to be performed and observed by the Servicer under this Agreement, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement. If any successor is appointed to service less than all of the Participation Mortgage Loans under this Agreement, the parties hereto will enter into an agreement substantially similar to this Agreement with the successor to reflect the servicing of such Participation Mortgage Loans by such successor. Any termination or resignation of the Servicer or termination of this Agreement pursuant to Sections 6.02, 7.03, 8.01 or 8.02 shall not affect any claims that the Seller, the Master

Servicer or the Servicing Rights Owner may have against the Servicer arising out of the Servicer's actions or failure to act prior to any such termination or resignation.

         The Servicer shall deliver promptly to the successor Servicer the funds in the Custodial Account and the Escrow Account and all Participation Mortgage Loan documents and related documents and statements held by it hereunder and the Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.

         Upon a successor's acceptance of appointment as such, the Servicer shall notify the Master Servicer and the Seller of such appointment in accordance with the procedures set forth in Section 9.03.

         Section 9.02 Costs.

         The Seller shall pay any legal fees and expenses of its attorneys. Costs and expenses incurred in connection with the transfer of the servicing responsibilities, including fees for delivering Servicing Files, shall be paid by the Seller. Subject to Sections 2.02 and 3.01(a), the Seller shall pay the costs associated with the preparation, delivery and recording of Assignments of Mortgages.

         Section 9.03 Notices.

         All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if sent by facsimile or mailed by overnight courier, addressed as follows (or such other address as may hereafter be furnished to the other party by like notice):

         (i) if to the Seller:

              Structured Asset Securities Corporation
              200 Vesey Street
              12th Floor
              New York, New York 10285
              Attention:
              Telephone No.: (212) 526-____
              Telecopier No.: (212) 526-____

         (ii) if to the Servicing Rights Owner:

              Lehman Capital, A Division of
              Lehman Brothers Holdings Inc.
              Three World Financial Center
              New York, New York  10285
              Attention:  Manager, Contract Finance
              Telephone No.: (212) 526-5837
              Telecopier No.: (212) 526-6154

         (iii) if to the Servicer:

               Aurora Loan Services Inc.
               2530 South Parker Road
               Suite 601
               Aurora, Colorado  80014
               Attention:  Rick Skogg
               Telephone No.: (303) 632-3000
               Telecopier No.: (303) 632-3001

               and

               Aurora Loan Services Inc.
               601 Fifth Avenue
               P.O. Box 1706
               Scottsbluff, Nebraska  69361
               Attention:  Manager, Loan Administration
               Telephone No.: (308) 635-3500
               Telecopier No.: (308) 632-4287

         (iv) if to the Master Servicer:

              Aurora Loan Services Inc.
              2530 South Parker Road
              Suite 601
              Aurora, Colorado  80014
              Attention:  Todd Whittemore
              Telephone No.:  (303) 632-3422
              Telecopier No.:  (303) 632-3123

         (v) if to the Participants:

             As provided in the related Participation Agreements.

         Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee.

         Section 9.04 Severability Clause.

         Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Participation Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is as close as possible to the economic effect of this Agreement without regard to such invalidity.

         Section 9.05 No Personal Solicitation.

         From and after each Transfer Date, the Servicer hereby agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on the Servicer's behalf, to personally, by telephone or mail, solicit the borrower or obligor under any Participation Mortgage Loan (on a targeted basis) for any purposes of prepayment, refinancing or modification of the related Participation Mortgage Loan, provided, however, that this limitation shall not prohibit Servicer from soliciting such Mortgagor for purposes of prepayment, refinance or modification of any loan owned or serviced by Servicer other than a Participation Mortgage Loan. It is understood and agreed that, among other marketing activities, promotions undertaken by Servicer which are directed of the general public at large or which are directed generally to a segment of the then existing customers of Servicer or any of its direct or indirect subsidiaries (including, without limitation, the mailing of promotional materials to Servicer's deposit customers by inserting such materials into customer account statements, mass mailings based on commercially acquired mailing lists and newspaper, radio and television advertisements) shall not constitute solicitation under this section. In the event the Servicer does refinance any Participation Mortgage Loan as a result of a violation of the requirements set forth in this Section 9.05, Servicer hereby agrees to pay to the applicable Participants an amount equal to the difference, if any, between the amount that the applicable Participants would have received if it had sold the Participation Mortgage Loan to a third party, and the proceeds received by the applicable Participants as result of such refinancing.

         Section 9.06 Counterparts.

         This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

         Section 9.07 Place of Delivery and Governing Law.

         This Agreement shall be deemed in effect when a fully executed counterpart thereof is received by the Seller in the State of New York and shall be deemed to have been made in the State of New York. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, NOTWITHSTANDING NEW YORK OR OTHER CHOICE OF LAW RULES TO THE CONTRARY.

         Section 9.08 Further Agreements.

         The Seller and the Servicer each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

         Section 9.09 Intention of the Parties.

         It is the intention of the parties that the Seller is conveying, and the Servicer is receiving only a contract for servicing the Participation Mortgage Loans. Accordingly, the parties hereby acknowledge that the Seller remains the sole and absolute owner of the Participation Mortgage Loans and all rights (other than the servicing rights) related thereto on behalf of the Participants.

         Section 9.10 Successors and Assigns; Assignment of Servicing Agreement.

         This Agreement shall bind and inure to the benefit of and be enforceable by the Servicer, the Servicing Rights Owner, the Seller and the Master Servicer and their respective successors and assigns. This Agreement shall not be assigned, pledged or hypothecated by the Servicer to a third party except in accordance with Section 7.03.

         Section 9.11 [Reserved.]

         Section 9.12 [Reserved]

         Section 9.13 [Reserved.]

         Section 9.14 Waivers.

         No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

         Section 9.15 Exhibits.

         The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

         Section 9.16 General Interpretive Principles.

         For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

         (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

         (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

         (c) references herein to "Articles", "Sections", "Subsections", "Paragraphs", and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

         (d) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

         (e) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

         (f) the term "include" or "including" shall mean by reason of enumeration.

         Section 9.17 Reproduction of Documents.

         This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

         IN WITNESS WHEREOF, the Seller, the Servicer, the Servicing Rights Owner and the Master Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.


                                      STRUCTURED ASSET SECURITIES
                                      CORPORATION, as Seller



                                      By:_______________________________________
                                         Name:
                                         Title:



                                      AURORA LOAN SERVICES INC.,
                                      as Servicer



                                      By:_______________________________________
                                         Name:
                                         Title:



                                      LEHMAN CAPITAL, A DIVISION OF LEHMAN
                                      BROTHERS HOLDINGS INC.,
                                      as Servicing Rights Owner



                                      By:_______________________________________
                                         Name:
                                         Title:


                                      AURORA LOAN SERVICES INC.,
                                      as Master Servicer



                                      By:_______________________________________
                                         Name:
                                         Title:

                                    EXHIBIT A

                      PARTICIPATION MORTGAGE LOAN SCHEDULE

                             [Intentionally Omitted]

                                    EXHIBIT B

                       CUSTODIAL ACCOUNT LETTER AGREEMENT


                                                                _______ __, 20__

To:  ___________________________

     ___________________________

     ___________________________
     (the "Depository")


         As Servicer under the Participation Servicing Agreement, dated as of October [[ ]], 2000 (the "Agreement"), we hereby authorize and request you to establish an account, as a Custodial Account pursuant to Section 3.03 of the Agreement, to be designated as "Aurora Loan Services Inc., in trust for Structured Asset Securities Corporation and the various Participants." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. This letter is submitted to you in duplicate. Please execute and return one original to us.



                                      AURORA LOAN SERVICES INC.



                                      By:_______________________________________
                                         Name:
                                         Title:


         The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number __________, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above.


                                      __________________________________________
                                      Depository



                                      By:_______________________________________
                                      Name:
                                      Title:
                                      Date:



                                       B1

                                    EXHIBIT C

                         ESCROW ACCOUNT LETTER AGREEMENT


                                                                _______ __, 20__

To:  ___________________________

     ___________________________

     ___________________________
     (the "Depository")


         As Servicer under the Participation Servicing Agreement, dated as of October [[ ]], 2000 (the "Agreement"), we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section 3.05 of the Agreement, to be designated as "Aurora Loan Services Inc., in trust for Structured Asset Securities Corporation and the various Participants." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. This letter is submitted to you in duplicate. Please execute and return one original to us.



                                      AURORA LOAN SERVICES INC.



                                      By:_______________________________________
                                         Name:
                                         Title:


          The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number __________, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above.


                                      __________________________________________
                                      Depository



                                      By:_______________________________________
                                      Name:
                                      Title:
                                      Date:


                                       C-1